BY-LAWS

                                       OF

                                 OMEGA-MED, INC.


                                    ARTICLE 1

                                  STOCKHOLDERS

     1.1 ANNUAL MEETINGS

     An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the board of directors from time to time. Any other proper business may be transacted at the annual meeting.

     1.2 SPECIAL MEETINGS

     Special meetings of stockholders for any purpose or purposes may be called at any time by the board of directors, the chairman of the board of directors, the president or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting.

     1.3 NOTICE OF MEETINGS

     Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.


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     1.4 ADJOURNMENTS

     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     1.5 QUORUM

     Except as otherwise provided by law, the certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     1.6 ORGANIZATION

     Meetings of stockholders shall be presided over by the chairman of the board if any, or in his absence by the vice chairman of the board, if any, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     1.7 VOTING; PROXIES

     Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed


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


proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these by-laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which ate present in person or represented by proxy at the meeting.

     1.8 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the dose of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     1.9 LIST OF STOCKHOLDERS ENTITLED TO VOTE

     The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the


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examination of any stockholder,  for any purpose germane to the meeting,  during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                                    ARTICLE 2

                               BOARD OF DIRECTORS

     2.1 NUMBER; QUALIFICATIONS

     The number of directors constituting the entire Board shall be not less than three (3) nor more than seven (7) as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be three (3) unless otherwise fixed by a majority of the entire Board. Directors need not be stockholders.

     2.2 ELECTION; RESIGNATION; VACANCIES

     The Board of Directors shall initially consist of the persons named as directors by the Incorporator, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stock holders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified.

     Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.


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     2.3 NOMINATION OF DIRECTORS

     Only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors, by any nominating committee or person appointed to make nominations by the board of directors, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice provisions set forth in this section. A stockholder's notice (a "Nomination Notice") shall set forth:
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, date of birth, business address and residence address of such individual; (ii) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (iv) any directorships held by such nominee in any company with a class of securities registered. pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (v) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (vi) any other information relating to the person that would be required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule; and (b) as to the stockholder giving notice (i) the name and business address of such Person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended), (ii) the name and address of such Person and as it appears on the corporation's books (if it so appears), and (iii) the class and number of shares of the corporation which are beneficially owned by such Person. The corporation may require any proposed nominee to furnish additional information as reasonably required by the corporation to determine the eligibility of the proposed nominee to serve as a director of the corporation. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this section.

     Nominations, if made by a stockholder of the corporation shall be made pursuant


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to timely notice in writing addressed to the secretary of the corporation. To be timely, Nomination Notices shall be delivered to the secretary at the principal executive office of the corporation not less than sixty (60) and not more than ninety (90) days prior to the first anniversary of the previous years annual meeting of stockholders if such Nomination Notice is to be submitted at an annual stockholders meeting (provided, however, that if such annual meeting (i) is the 1997 annual meeting of stockholders, or (ii) is called to be held more than sixty (60) days before the anniversary of the previous year's annual meeting of stockholders, such Nomination Notice shall be so delivered no later than the close of business on the tenth day following the day on which notice of the date of the annual stockholders meeting was given). Nomination Notices shall be delivered to the secretary at the principal executive office of the corporation no later than the close of business on the tenth day following the day on which notice of the date of a special meeting of stockholders was given if the Nomination Notice is to be submitted at a special stockholders meeting.

     The presiding officer at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and following any such determination, the defective nomination shall be disregarded.

     2.4 REMOVAL

     Any director, or the entire board of directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the shares of capital stock of the corporation then entitiled to vote generally in the election of directors, voting together as a singe class, and any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire board of directors. As used in these by-laws, the term "entire board of directors" shall mean the total authorized number of directors that the corporation would have if there were no vacancies.

     2.5 REGULAR MEETINGS

     Regular meetings of the board of directors may be held at such places within or without the State of Delaware and at such times as the board of directors may from time to time determine, and if so determined notices thereof need not be given.

     2.6 SPECIAL MEETINGS

     Special meetings of the board of directors may be held at any time or place within or without the State of Delaware whenever called by the president, any vice president, the secretary, or by any member of the board of directors. Notice of a special meeting of the board of directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.


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     2.7 TELEPHONIC MEETINGS PERMITTED

     Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

     2.8 QUORUM; VOTE REQUIRED FOR ACTION

     At all meetings of the board of directors a majority of the whole board of directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     2.9 ORGANIZATION

     Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his absence by the vice chairman of the board, if any, or in his absence by the president, or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     2.10 INFORMAL ACTION BY DIRECTORS

     Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or such committee.

     2.11 ASSENT TO ACTION BY DIRECTORS

     A director who is present at a meeting of the board of directors at which action is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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     2.12 COMPENSATION OF DIRECTORS

     Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                    ARTICLE 3

                                   COMMITTEES

     3.1 COMMITTEES

     The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     3.2 COMMITTEE RULES

     Unless the board of directors otherwise provides, each committee designated by the board of directors may make, alter and repeal ivies for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to Article 2 of these


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


by-laws. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                    ARTICLE 4

                                    OFFICERS

     4.1 EXECUTIVE OFFICERS.

     The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

     4.2 ELECTION

     The board of directors at its first meeting and at its meeting after each annual meeting of stockholders shall elect its officers (except for those officers which may be appointed pursuant to Section 3 of this Article V).

     4.3 OTHER OFFICERS

     The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     4.4 COMPENSATION OF OFFICERS

     The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     4.5 TERM OF OFFICE; REMOVAL; VACANCIES

     The officers of the corporation shall bold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     4.6 CHAIRMAN OF THE BOARD

     The chairman of the board, if one has been elected, shall, if present, preside at all meetings of the board of directors and perform such other powers and duties as may be from time to time assigned to the chairman by the board of directors or prescribed by the by-laws.


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     4.7 THE PRESIDENT

     The president shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall preside at all meetings of the stockholders and shall implement policies and strategies for the conduct of the business of the corporation. The president shall sign stock certificates, execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or the president to some other officer or agent of the corporation.

     4.8 THE VICE-PRESIDENTS

     In the event the board of directors elects to appoint one or more vice-presidents, and in the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     4.9 THE SECRETARY AND ASSISTANT SECRETARY

     The secretary, or in his absence the person appointed to act as secretary of the meeting, shall at all meetings of the board of directors and all meetings of the stockholders record all, the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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     4.10 THE TREASURER AND ASSISTANT TREASURERS

     The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books) papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE 5

                                      STOCK

     5.1 CERTIFICATES

     Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the chairman or vice chairman of the board of directors, if any, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. No certificates may be issued without the written consent of the board of directors.


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


     5.2  LOST,  STOLEN  OR  DESTROYED  STOCK  CERTIFICATES;   ISSUANCE  OF  NEW
          CERTIFICATES

     The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner the fact of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     5.3 REGISTERED STOCKHOLDERS

     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the corporate laws of the State of Delaware.

                                    ARTICLE 6

                                 INDEMNIFICATION

     6.1 RIGHT TO INDEMINIFICATION

     The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors of the corporation.

     6.2 PREPAYMENT OF EXPENSES

     The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all


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


amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

     6.3 CLAIMS

     If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     6.4 NON-EXCLUSIVITY OF RIGHTS

     The rights conferred on any person by this Article 6 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     6.5 OTHER INDEMNIFICATION

     The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director or officer of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

     6.6 AMENDMENT OR REPEAL

     Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                    ARTICLE 7

                                  MISCELLANEOUS

     7.1 DIVIDENDS

     Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Before payment of any dividend, there may be set aside out of arty funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     7.2 ANNUAL STATEMENT

     The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     7.3 CHECKS

     All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     7.4 FISCAL YEAR

     The fiscal year of the corporation shall begin on January 1 and end on December 31 of each year.

     7.5 SEAL

     The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the board of directors.

     7.6 WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES

     Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

     7.7 INTERESTED DIRECTORS; QUORUM

     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporations partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transactions.

     7.8 FORM OF RECORDS

     Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same and any record shall at any time be made available to the board of directors or an individual appointed by the board of directors.

     7.9 AMENDMENT OF BY-LAWS

     Unless otherwise provided in the certificate of incorporation, these by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

     7.10 NOTICE

     All notices and other communications required or permitted hereunder shall be in writing and shall be effective (a) the next business day after deposited with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one business day after the business day of delivery by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, if to a director or stockholder, to the director or stockholder's address as it appears on the records of the Company, and, if to the Company, at the address of its principal corporate offices (attention: Secretary) or at such other address as designated by the addressee.

     Whenever any notice is required to be given under the provisions of the statutes or of the certificate or incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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